DATAWATCH ANNOUNCES AGREEMENT TO ACQUIRE PANOPTICON

TO DELIVER REAL-TIME BIG DATA VISUAL DISCOVERY SOLUTIONS

Datawatch Becomes First to Offer Analytic Solutions Linking Structured, Semi-Structured and Unstructured Data to High Velocity Visual Discovery

Chelmsford, Mass.—June 17, 2013—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of information optimization solutions, has agreed to acquire Panopticon Software AB, a privately held Swedish company specializing in the delivery of real-time visual data discovery solutions. Under terms of the definitive agreement - unanimously approved by the Boards of Directors of both companies - Datawatch will acquire all outstanding shares of Panopticon in an all-stock transaction. Based upon the closing price of Datawatch common stock as of June 14, 2013, the deal is valued at approximately $31.4 million. Completion of the transaction is subject to the approval of the Datawatch stockholders, which is expected to occur during its fiscal fourth quarter ending September 30, 2013.

The integration of Panopticon’s advanced visual data discovery software makes Datawatch the first company to deliver real-time analytics and discovery by accessing the industry’s broadest variety of data types simultaneously—including traditional structured relational databases, semi-structured sources like reports, PDF files, EDI streams, print spools and documents stored in files systems or enterprise content management systems, with a new mix of unstructured data such as machine data and social media stored in Big Data solutions or streaming directly from a host of real-time applications.

Associating all relevant data in a visually-rich, real-time analytical environment enables businesses to isolate and resolve problems as they occur, perceive hidden patterns, track emerging market trends, and identify opportunities for competitive advantage and improved business processes. Panopticon’s customers span all vertical industries and include some of the largest multinational companies in the world, including Citigroup, Credit Suisse, HSBC, J.P. Morgan, Novartis, Pfizer, Vodafone, Cable & Wireless, Shell and BAE.

“The acquisition of Panopticon is a transformative event for Datawatch and the industry,” said Michael A. Morrison, President and CEO of Datawatch. “This acquisition will immediately benefit our combined customers, partners and prospects by allowing them to accelerate the development and deployment of solutions that use the wide variety of data formats and sources present in every organization. Our collective capabilities to address Big Data opportunities are vastly improved with the high velocity access enabled by Panopticon’s real-time visual data discovery solution and the variety of data sources and formats that can be transformed by the Datawatch Information Optimization platform.”

Panopticon is a particularly good fit for Big Data environments where visual data discovery capabilities allow people to use their intuition to find meaningful – and actionable – information in all the data available to them, including semi-structured and unstructured sources, real-time streaming feeds as well as message buses and complex event processing engines.

“Panopticon pioneered interactive, real-time visual data discovery to speed up business processes, reduce operational and investment risks, detect anomalies and identify opportunities for growth,” said Willem De Geer, Managing Director of Panopticon. “We are excited to join forces with Datawatch and bring a truly unique solution for visual analysis of the wide diversity of data formats that exist within enterprises. Our customers and partners will be thrilled to have the opportunity to incorporate semi-structured and unstructured data into their Panopticon solutions.”

“Effective visualization of business information is in heavy demand; our research shows that 48 percent of organizations have indicated presenting data visually is an essential business analytics capability, with visual data discovery being one of the top three big data analytics needs not effectively delivered today, and that visualization is more important for businesses than just a focus on velocity or volume,” said Mark Smith, CEO and Chief Research Officer, Ventana Research. “Datawatch’s acquisition of Panopticon to extend the value of information optimization with analytical discovery, that maximizes the use of data and events, is what business has been demanding and the combination will bring new innovation to our industry.”

In addition to its technology value, Panopticon also enjoys strong partnerships and alliances with many influential global organizations, including Thomson Reuters, SAP, Deloitte, Accenture and QlikTech. Panopticon was recently named a “Cool Vendor” in the Cool Vendors for In-Memory Computing 2013 report by Gartner, Inc.

Morrison concluded, “Our growth strategy at Datawatch is based in large part upon a growing solution portfolio and a robust partner ecosystem. With the addition of Panopticon’s unparalleled visualization technology, we accelerate our time to market in both key areas. Panopticon has developed more than 30 customer-ready solution assets and forged dozens of partner and alliance relationships. The synergies between our businesses are compelling and should become even more exciting as the Big Data and real-time markets continue to expand.”

Canaccord Genuity acted as Datawatch’s exclusive financial advisor on the Panopticon transaction.

CONFERENCE CALL

Datawatch plans to hold a conference call/webcast with the investment community today, Monday, June 17, 2013 at 1:00PM ET, to discuss this announcement. To join the conference call, please dial 877-407-0782 or internationally 201-689-8567 at least 10 minutes before the start of the call. You may access the webcast by following this link: http://www.investorcalendar.com/IC/CEPage.asp?ID=171131. A replay of the webcast will be posted to Datawatch’s investor relations website (www.investor.datawatch.com) approximately one hour after the completion of the call.

ABOUT PANOPTICON SOFTWARE AB

The world's most successful financial institutions, telecoms companies, energy firms, and major corporations use Panopticon data visualization software to monitor performance, analyze risk, detect fraud, and identify anomalies in vast amounts of real-time data. Panopticon’s visual data discovery technology supports fast, interactive analysis of large data sets and real-time data and the company’s world class customer base includes 12 of the 15 largest financial institutions in the world as well as major telecoms, energy, pharmaceuticals, and retail corporations. For more information, visit www.panopticon.com.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH) is a leader in providing information optimization products and solutions that allow organizations to deliver the greatest data variety possible into their big data and analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files, and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch products and services, including 99 of the Fortune 100, and businesses of every type can benefit from the power and flexibility of industry leading Datawatch solutions. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies and the acquisition of Panopticon; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales and operations; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarters ended December 31, 2012 and March 31, 2013. Any forward-looking statements should be considered in light of those factors.

Additional Information:

In connection with the proposed transaction and solicitation of stockholder approval of the proposed transaction, Datawatch will file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement as well as other relevant documents. Shareholders are urged to read the Proxy Statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. You will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Datawatch and Panopticon, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents for Datawatch, free of charge, at www.datawatch.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Copies of the Proxy Statement and any SEC filings incorporated by reference in the Proxy Statement can also be obtained, free of charge, by directing a request to Datawatch Investor Relations, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, Massachusetts 01824, (978) 441-2200.

No communication herein shall constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The shares of Datawatch common stock to be issued as consideration in the proposed transaction have not been registered in the United States and may not be offered or resold in the United States without registration or an exemption from registration in the United States.

Datawatch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Datawatch stockholders in connection with the proposed transaction. Information about Datawatch’s directors and executive officers is set forth in the proxy statement for its 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 28, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraphs.

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Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Sarah Bernardi

Datawatch Corporation

Sarah_Bernardi@datawatch.com

Phone: (978) 441-2200 ext. 8387

Twitter: @datawatch

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